Exhibit 99.1

Technical Communications Corporation Reports Results for the Three Months Ended December 27, 2014

CONCORD, Mass.--(BUSINESS WIRE)--February 6, 2015--Technical Communications Corporation (NasdaqCM: TCCO) today announced its results for the three months ended December 27, 2014. For the quarter ended December 27, 2014, the Company reported a net loss of $(728,000), or $(0.40) per share, on revenue of $883,000, as compared to net income of $184,000, or $0.10 per share, on revenue of $2,509,000 for the quarter ended December 28, 2013.

Commenting on corporate performance, Carl H. Guild, Jr., President and Chief Executive Officer of TCC, said, “Our results reflect the delay in receiving a major foreign contract coupled with customer and production delivery requirements. Despite the delay, I am pleased to report that we ended the first quarter of fiscal 2015 with a $4 million backlog, which products we expect to deliver over the next two quarters.”

Mr. Guild continued, “We also have a pipeline of potential contracts and plan to build upon our market niche of meeting unique customer requirements by expanding our services offering portfolio.”

About Technical Communications Corporation

For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the effect of foreign political unrest; domestic and foreign government policies and economic conditions; future changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 27, 2014 and the “Risk Factors” section included therein.

Technical Communications Corporation
Condensed consolidated income statements

	Quarter Ended
	(Unaudited)
	12/27/2014	12/28/2013
Net sales	$883,000	$2,509,000
Gross profit	612,000	1,720,000
S, G & A expense	756,000	707,000
Product development costs	590,000	762,000
Operating (loss) profit	(733,000)	251,000
Income tax provision	-	73,000
Net (loss) income	(728,000)	184,000
Net (loss) income per share:
Basic	$(0.40)	$0.10
Diluted	$(0.40)	$0.10

Condensed consolidated balance sheets

	12/27/2014	09/27/2014
	(Unaudited)	(derived from audited financial statements)
Cash and marketable securities	$3,679,000	$4,938,000
Accounts receivable, net	786,000	403,000
Inventory	3,086,000	2,721,000
Deferred & refundable income taxes	-	-
Other current assets	153,000	210,000
Total current assets	7,704,000	8,272,000
Marketable securities	995,000	1,105,000
Property and equipment, net	380,000	432,000

Investments, cost basis	275,000	-

Total assets	$9,354,000	$9,809,000

Accounts payable	347,000	173,000
Accrued expenses and other current liabilities	627,000	568,000
Total current liabilities	974,000	741,000
Total stockholders’ equity	8,380,000	9,068,000
Total liabilities and stockholders’ equity	$9,354,000	$9,809,000

CONTACT:
Technical Communications Corporation
Michael P. Malone, 978-287-5100
Chief Financial Officer
www.tccsecure.com